                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          RACING CHAMPIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                              36-4088307
         -----------------------                  ------------------------
         (State of Incorporation)                 I.R.S. Employer I.D. No.

800 Roosevelt Road, Building C, Suite 320
         Glen Ellyn, Illinois                              60137
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

                RACING CHAMPIONS CORPORATION STOCK INCENTIVE PLAN
                -------------------------------------------------
                            (Full title of the plan)


                                 Robert E. Dods
                          Racing Champions Corporation
                               800 Roosevelt Road
                              Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                           --------------------------
                     (Name and address of agent for service)


                                  630-790-3507
                                  ------------
                     (Telephone number, including area code
                              of agent for service)


                                  ------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                   Proposed
                                                    Maximum                    Proposed
                                                   Offering                     Maximum              Amount Of
Title Of Securities        Amount To               Price Per                    Aggregate          Registration
 To Be Registered        Be Registered               Share                   Offering Price            Fee
Common Stock, $.01 par
value per share            900,000                   $6.72                      $6,048,000            $1,682
---------------------------------------------------------------------------------------------------------------------------

-------------------
(1) For the purpose of computing the registration fee, Racing Champions Corporation (the "Registrant") has used $6.72 as the average of the high and low prices of the Common Stock as reported on June 24, 1999 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         This Registration Statement has been filed to register additional securities of the Registrant made available under the Racing Champions Corporation Stock Incentive Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-50959 and 333-58037) effective April 24, 1998 and June 29, 1998 are incorporated by reference and made a part hereof.

Item 8.  Exhibits.

4.1         Amended and Restated Certificate of Incorporation.
4.2         First Amendment to Amended and Restated Certificate of
            Incorporation.
4.3         Amended and Restated By-Laws.
5           Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
            as to the legality of the stock being registered.
23.1        Consent of Arthur Andersen LLP.
23.2        Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
24          Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Ellyn, State of Illinois, on June 28, 1999.

                                   RACING CHAMPIONS CORPORATION

                                   BY /s/ Robert E. Dods
                                      -----------------------------------
                                      Robert E. Dods, Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Robert E. Dods and Curtis W. Stoelting, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                      Title                            Date
       ---------                      -----                            ----
/s/ Robert E. Dods          Chief Executive Officer and           June 28, 1999
-----------------------     Director (Principal Executive
Robert E. Dods              Officer)


/s/ Boyd L. Meyer           President and Director                June 28, 1999
-----------------------
Boyd L. Meyer

/s/ Peter K. K. Chung       Director                              June 28, 1999
-----------------------
Peter K.K. Chung


/s/ Avy H. Stein            Director                              June 28, 1999
-----------------------
Avy H. Stein

/s/ Daniel M. Gill          Director                              June 28, 1999
-----------------------
Daniel M. Gill

/s/ John S. Bakalar         Director                              June 28, 1999
-----------------------
John S. Bakalar

/s/ John J. Vosicky         Director                              June 28, 1999
-----------------------
John J. Vosicky

/s/ Victor H. Shaffer       Director                              June 28, 1999
-----------------------
Victor H. Shaffer

/s/ Curtis W. Stoelting     Executive Vice President -            June 28, 1998
-----------------------     Finance and Operations and
Curtis W. Stoelting         Secretary (Principal Financial
                            Officer and Principal Accounting
                            Officer)





                                INDEX TO EXHIBITS

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

Exhibit No                 Description                                 Page
----------                 -----------                                 ----
    4.1             Amended and Restated Certificate                    *
                    of Incorporation

    4.2             First Amendment to Amended and                      *
                    Restated Certificate of Incorporation

    4.3             Amended and Restated By-Laws                        **

    5               Opinion of Reinhart, Boerner,
                    Van Deuren, Norris & Rieselbach,
                    s.c. as to the legality of the
                    stock being registered

   23.1             Consent of Arthur Anderson LLP

   23.2             Consent of Reinhart, Boerner, Van Deuren,
                    Norris & Rieselbach, s.c. (included in exhibit 5)

   24               Power of Attorney                                   ***

   *Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-22635).

  **Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-22635).

 ***Incorporated by reference to the signature page of this Registration
    Statement.